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                                                                Exhibit 10.20

                             EMPLOYMENT AGREEMENT
                             --------------------


         This Agreement is entered into as of February 7, 1997 by and between InterPlay Corporation, a Massachusetts corporation (the "Company") and Bruce T. Guzowski ("Executive").

                                     FACTS


         The Company desires to employ Executive as a senior executive with the duties, responsibilities, rights and obligations set forth below, and Executive desires to be so employed.

         In Executive's capacity as a senior executive of the Company, Executive will obtain access to, and be in a position to adversely affect, the confidential information and good will of InterPlay and its subsidiaries (InterPlay and the subsidiaries collectively and each individually referred to as the "InterPlay Group").

                                   AGREEMENT

         In consideration of the foregoing and of the covenants and agreements set forth in this Agreement, the Company and the Executive agree as follows:

         1.   Term.  The term of this Agreement will commence on February 7,
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1997 (the "Effective Date"), and will continue until terminated in accordance with the provisions of Section 6 of this Agreement (the "Term").

         2.   Duties and Responsibilities.  The Company agrees to employ
              ---------------------------
Executive, and Executive agrees to be employed, as Chief Financial Officer and Senior Vice President of Finance, and Executive will perform all of the duties and responsibilities of said office, subject to direction by the Chief Executive Officer and the Board of Directors of the Company. In addition, Executive will perform such other specific tasks and responsibilities, consistent with Executive's position as Chief Financial Officer and Senior Vice President of Finance, as may be assigned to Executive from time to time by the Chief Executive Officer and the Board of Directors of the Company. The Company will have the right to reassign Executive to such other positions in the Company or within the InterPlay Group as the Company may determine so long as such other positions involved a substantially similar level of compensation, authority and responsibility as the position of Chief Financial Officer and Senior Vice President of Finance. However, Executive will not be required to locate outside the Greater Boston metropolitan area without Executive's consent. Executive will devote substantially all of Executive's business time, labor, skill and best efforts to carrying out Executive's duties and responsibilities under this Agreement. Executive may engage in side business activities so long as (i) Executive does not otherwise violate any other provision of this Agreement, and
(ii) such side business activities do not interfere with Executive's ability to carry out Executive's duties and responsibilities under this
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Agreement. Executive will travel to whatever extent may be reasonably necessary in the conduct of the InterPlay Group's business and Executive's duties and responsibilities under this Agreement.

         3.   Compensation.  Subject to Executive's adherence to Executive's
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responsibilities and obligations under this Agreement, the Company agrees to pay
Executive a base compensation at the annual rate of  $1.00 until the earlier of
(a) the completion by the Company of its Initial Public Offering ("IPO") or (b) the completion of a merger of the Company with any other entity or the sale of substantially all of the assets of the Company to another entity or the sale of more than fifty percent of the common stock of the Company to an unrelated party in one or a series of transactions (any such event, a "Change in Control") and thereafter at the annual rate of $150,000 and such additional compensation as may be mutually agreed upon from time to time by the Company and Executive. Within thirty (30) days following the closing of the IPO or a Change in Control (the "Closing Date") the Executive will receive a cash bonus equal to the number of days from the Effective Date to the Closing Date multiplied by the
Executive's "daily rate" ($150,000 divided by 365).  The Executive will receive a cash bonus in the amount of $25,000, subject only to both the completion of the IPO and the satisfaction of the criteria set forth on Schedule 1 to this
                                                          ----------
Agreement. Executive will be eligible for such increases (but not decreases) in base compensation, and to participate in such bonus and/or incentive compensation plans, as shall be made available from time to time to similarly situated senior executives of the Company.

         4.   Benefits and Vacation; Accelerated Vesting of ISO.  Executive will
              -------------------------------------------------
be eligible to participate in and/or receive such group insurance plans, other fringe benefit plans and vacation as the Company makes available to similarly situated senior executives. If the Executive is granted an incentive stock option ("ISO") prior to the Closing Date, then following the Closing Date the ISO will be subject to the following accelerated vesting schedule after the Closing Date:

              a. one-third of the shares subject to the ISO, less any shares previously vested, will be deemed vested at such time as the average market capitalization of the Common Stock exceeds $125,000,000 in a 90-day period;

              b. two-thirds of the shares subject to the ISO, less any shares previously vested, will be deemed vested at such time as the average market capitalization of the Common Stock exceeds $200,000,000 in a 90-day period; and

              c. all of the shares subject to the ISO will be deemed vested at such time as the average market capitalization of the Common Stock exceeds $300,000,000 in a 90-day period.

         5.   Expense Reimbursement.  Executive will be entitled to
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reimbursement for business expenses incurred by Executive connection with the performance of Executive's duties and responsibilities under this Agreement upon submission of documentation in accordance with such procedures as the Company may establish from time to time.

         6.   Termination.  The Company may terminate Executive's employment at
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any time during the Term for any reason as follows:

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         (a) By the Company for Cause.  The Company has the right to terminate
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Executive's employment immediately for "Cause" if Executive shall not have cured such breach within thirty (30) days of receipt of a written notice from the Company detailing such breach (if such breach could in fact be cured). For purposes of this Agreement only, the term "Cause" means material breach of any provision of this Agreement; material willful misconduct in the performance of Executive's duties or responsibilities; material willful nonperformance of Executive's duties or responsibilities other than by reason of disability; conviction of, or written admission to, a felony or other crime involving moral turpitude; imprisonment for any crime constituting a felony; any act involving theft, embezzlement or fraud; or a material violation of any written policy of the Company. If Executive's employment is terminated for Cause, the Company will only be obligated to pay Executive's base compensation through the date of such termination, together with such other benefits or payments to which Executive may be entitled (in the event of a Cause termination) by law or pursuant to benefit plans of the Company then in effect. Executive will remain bound by Executive's obligations under Sections 7, 8 and 9 of this Agreement.

         (b) Disability.  The Company has the right to terminate Executive's
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employment if Executive is prevented, by illness, accident, disability or any other physical or mental condition, from substantially performing Executive's duties and responsibilities under this Agreement for one or more periods totaling one hundred fifty (150) days in any (12) month period. If Executive's employment is terminated pursuant to this section, Executive will be entitled to receive such base compensation and group insurance benefits as Executive would have received (at such times as Executive would have received them) during a period equal to the greater of (i) one (1) year, or (ii) the remainder of the Term had Executive remained employed by the Company, which amount will be reduced by only the amount actually received by Executive under any disability plans maintained by the Company. Executive will also be entitled to receive at the Company's expense such payments or benefits to which Executive may be entitled by law or pursuant to benefit plans of the Company then in effect. Executive will remain bound by Executive's obligations under Sections 7, 8 and 9 of this Agreement.

         (c) Death.  If Executive dies during the Term, then the Company will
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pay to Executive's estate, designated beneficiary, or legal representative such base compensation and group insurance benefits as Executive would have received (at such times as Executive would have received them) during a period equal to the greater of (i) one (1) year, or (ii) the remainder of the Term, together with such other benefits or payments to which Executive may be entitled by law or pursuant to benefit plans of the Company then in effect.

         (d) Resignation and Termination by the Company Other than for Cause,
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Disability or Death.  The Company and Executive each have the right to terminate
-------------------
Executive's employment upon thirty (30) days' prior written notice. Executive will in any event remain bound by Executive's obligations under Sections 7, 8 and 9 of this Agreement. If Executive's employment is terminated by the Executive, then the Executive will not be entitled to any severance payments.
If Executive's employment is terminated by the Company pursuant to this Section 6(d) before the Closing Date, then the Executive will not be entitled to any severance payments. If Executive's employment is terminated by the Company pursuant to this Section 6(d) after the Closing Date, Executive will be entitled to receive (i) a severance payment of six months' then current salary, such severance payment to be paid in six equal monthly installments commencing on the first day of the first month following such

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termination; and (ii) continuation, at the Company's sole expense, of all fringe benefits until the earlier of (A) six months from the date of the termination (the "Severance Period") or (B) such time as the Executive obtains other employment.

         7.   Confidentiality.  Executive will not at any time, without the
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Company's prior written consent, reveal or disclose to any person outside of the
InterPlay Group, or use for Executive's own benefit or the benefit of any other person or entity, any confidential information concerning the business or affairs of the InterPlay Group, or concerning the customers, clients or employees of the InterPlay Group ("Confidential Information"). For purposes of this Agreement, Confidential Information includes, but is not limited to, financial information or plans; sales and marketing information or plans; business or strategic plans; salary, bonus or other personnel information of any type; information concerning methods of operation; proprietary systems or software; legal or regulatory information; cost and pricing information or policies; information concerning new or potential products or markets; models, practices, procedures, strategies or related information; research and/or analysis; and information concerning new or potential investors, customers, or clients. Confidential Information does not include Confidential Information already available to the public through no act of Executive's, nor does it include salary, bonus or other personnel information specific to Executive.

         Executive further understands and agrees that all Confidential Information, however or whenever produced, will be the InterPlay Group's sole property. Upon the termination of Executive's employment, Executive will promptly deliver to the Company all copies of all documents, equipment, property or materials of any type in Executive's possession, custody or control, that belong to the InterPlay Group, and/or that contain, in whole or in part, any Confidential Information.

         8.   Inventions.  During the Term of this Agreement, Executive will
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promptly disclose to the Company or any successor or assign, and grant to the
Company and its successors and assigns (without any separate remuneration or compensation other than that received by Executive in the course of employment), Executive's entire right, title and interest in and to any and all inventions, developments, discoveries, models, or any other intellectual property of any type or nature whatsoever ("Intellectual Property") developed during the Term of this Agreement, whether developed by Executive during or after business hours, or alone or in connection with others, reasonably related to the business of the Company, the Subsidiaries and their respective successors or assigns, determined as such business is constituted at the time of the invention. Executive agrees, at the Company's expense, to take all steps necessary or proper to vest title to all such Intellectual Property in the Company, its affiliates, successors, assigns, nominees or designees, and to cooperate fully and assist the InterPlay Group in any litigation or other proceedings involving any such Intellectual Property.

         9.   Restrictive Covenants.  During the Restricted Period (defined
              ---------------------
below), Executive will not, directly or indirectly, for Executive's own account or for or on behalf of any other person or entity, whether as an officer, director, employee, partner, principal, joint venturer, consultant, investor, shareholder, independent contractor or otherwise:

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              (a)  engage in any business in competition with the then business of the InterPlay Group, or in competition with any business that the InterPlay Group, to the Executive's knowledge, actively was planning to enter at the time of the termination of Executive's employment;

              (b) solicit or accept business in competition with the InterPlay Group from any (i) clients of the InterPlay Group who were clients of the InterPlay Group at the time of the termination of Executive's employment, or who were clients during the one (1) year period preceding such termination, or (ii) any prospective clients of the InterPlay Group who, within two (2) years prior to such termination, had been solicited directly by Executive or where Executive supervised or participated in such solicitation activities;

              (c) hire or employ, or attempt to hire or employ, in any fashion (whether as an employee, independent contractor or otherwise), any employee or independent contractor of the InterPlay Group, or solicit or induce, or attempt to solicit or induce, any of the InterPlay Group's employees, consultants, clients, customers, vendors, suppliers, or independent contractors to terminate their relationship with the InterPlay Group; or

              (d) speak or act in any manner that is intended to, or does in fact, damage the goodwill or the business or reputation of the InterPlay Group.

         For purposes of this Agreement, the Restricted Period will be a period beginning on the Effective Date and ending on the later of (i) two years after the Closing Date or (ii) the first anniversary of the last day of the Severance Period.

         Executive may own not more than 5 percent of any class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of any corporation engaged in competition with the InterPlay Group so long as Executive does not otherwise (i) participate in the management or operation of any such business, or (ii) violate any other provision of this Agreement.

         Executive understands and agrees that, by virtue of Executive's position with the Company, Executive will have substantial access to and impact on the good will, confidential information and other legitimate business interests of the InterPlay Group, and therefore will be in a position to have a substantial adverse impact on the InterPlay Group's business interests should Executive engage in business in competition with the InterPlay Group. Executive acknowledges that Executive's adherence to the restrictive covenants set forth in this Section is an important and substantial part of the consideration that the Company is receiving under this Agreement, and agrees that the restrictive covenants in this Section are enforceable in all respects. Executive consents to the entry of injunctive relief to enforce such covenants, in addition to such other relief to which the Company may be entitled by law.

         10.  Specific Performance.  Executive acknowledges that the InterPlay
              --------------------
Group's remedy at law for breach of Sections 7, 8 and 9 of this Agreement would be inadequate, and agrees that, for breach of such provisions, the InterPlay Group is entitled to injunctive relief and to enforce its rights by an action for specific performance.

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         11.  Choice of Law.  This Agreement, and all disputes arising under or
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related to it, will be governed by the law of the Commonwealth of Massachusetts.

         12.  Choice of Forum.  All disputes arising under or out of this
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Agreement will be brought in courts of competent jurisdiction located within the
Commonwealth of Massachusetts.

         13.  Assignment.  This Agreement, and the rights and obligations of
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Executive and the Company, inures to the benefit of and is binding upon,
Executive, Executive's heirs and representatives, and upon the Company, the Subsidiaries and their respective successors and assigns. This Agreement may not be assigned by Executive. This Agreement may be assigned to any member of the InterPlay Group.

         14.  Notices.  All notices required by this Agreement will be in
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writing and will be deemed to have been duly delivered when delivered in person or when mailed by certified mail, return receipt requested, or nationally recognized next day delivery service, as follows:

              (a) If to Executive, to the address which appears below Executive's signature to this Agreement, and

              (b)  If to the Company, at:
                   46 Manning Road
                   Billerica, MA  01821

or to such other address as a party specifies in writing given in accordance with this Section.

         15.  Severability. If any one or more of the provisions of this
              ------------
Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, activity or subject, such provision will be construed by limiting or reducing it so as to be enforceable to the maximum extent compatible with applicable law.

         16.  Consultation with Counsel; No Representations. Executive
              ---------------------------------------------
acknowledges that Executive has had a full and complete opportunity to consult with counsel of Executive's own choosing concerning the terms, enforceability and implications of this Agreement, and that the Company has made no representations or warranties to Executive concerning the terms, enforceability or implications of this Agreement other than are as reflected in this Agreement.

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         17.  Termination of Consulting Agreement. The Consulting Agreement
              -----------------------------------
dated as of March 18, 1996 between Executive and the Company will be terminated upon execution of this Agreement.

         Executed under seal as of February 7, 1997.

                                        InterPlay Corporation


          /s/                           By:           /s/
---------------------------                ---------------------------
Bruce T. Guzowski                       Name:  Glenn D. Bolduc
437 Puritan Road                        Title:  President
Swampscott, MA  01907

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                                   Schedule 1
                            To Employment Agreement
                            -----------------------


1. Work with Company's professionals to generate pro forma financial statement for inclusion in InterPlay's S-1 Registration Statement on a timely basis. Filing is projected to be before 2/28/97.

2. Work with Company's professionals to complete all other financial sections of the aforementioned S-1 Registration Statement.

3. Design, implement and demonstrate internal controls to the satisfaction of the underwriter group associated with InterPlay's S-1 Registration Statement filing.